EXHIBIT 99.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report on Form 10-KSB of Pilot Therapeutics Holdings, Inc. (the “Company”) for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Glenn J. Kline, Acting Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

     (1)  the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Glenn J. Kline Glenn J. Kline Acting Principal Financial Officer (Principal Financial and Accounting Officer) March 31, 2003

A signed original of this written statement required by § 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

This certificate is being submitted in accordance with the procedure provided in Section III of SEC Release No. 33-8212, 34-47551, IC-25967 (March 21, 2003) for treatment as a document “accompanying” the Annual Report on Form 10-KSB to which it is attached and not as a document “filed” as a part of such Annual Report. This certificate shall not be deemed incorporated by reference into any of the Company’s Securities Act registration statements.